Zion Oil & Gas Extends Rights Offering

Dallas, Texas and Caesarea, Israel – July 1, 2010 – Zion Oil & Gas, Inc. (NASDAQ GM: ZN) announced today that it has extended the expiration date for its rights offering to Thursday July 15, 2010.

As the current rights offering has not been fully subscribed and in the light of the uncertain stock market conditions prevailing during the last few weeks, the Company has decided to extend the duration of the offering by approximately two weeks. The rights may now be exercised at any time prior to 5:00 p.m. Eastern Daylight time on July 15, 2010, the new scheduled expiration of the offer.

Zion’s Chief Executive Officer, Richard Rinberg, said today, “I am pleased that we have already raised significant amounts in this rights offering, but the uncertain stock market conditions in the past few days appear to have impacted negatively on our rights offering. By extending the offering, we are giving Zion's stockholders a further opportunity to subscribe in our rights offering and support our oil and gas exploration work in Israel."

Under the terms of the rights offering, the Company distributed at no charge to the holders of its common stock as of May 6, 2010, non-transferable subscription rights to purchase one share of common stock for every two shares of stock owned.  Each subscription right will entitle the holder to purchase one share of Zion stock at a price of $5.00, irrespective of the market price. Other than the extension of the expiration date of the rights offering, the offering terms described in Zion's Prospectus Supplement dated April 28, 2010, remain the same and apply during the extended period of the offering. Zion reserves the right to further extend the expiration date, though it has no current intention of doing so.

Zion’s common stock trades on the NASDAQ Global Market under the symbol “ZN” and Zion’s warrants trade under the symbol “ZNWAW”.

This announcement is neither an offer nor a solicitation of an offer.  The securities are offered by prospectus only, and only within the States and other jurisdictions in which the securities may be sold, and this announcement is neither an offer to sell nor a solicitation of any offer to buy in any State or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities of any such state or jurisdiction. The rights offering will be made by means of a prospectus supplement (File No. 333-164563).

Zion Oil & Gas, a Delaware corporation, explores for oil and gas in Israel in areas located on-shore between Haifa and Tel Aviv. It currently holds two petroleum exploration licenses, the Joseph and the Asher-Menashe Licenses, between Netanya, in the south, and Haifa, in the north, covering a total of approximately 162,000 acres and the Issachar-Zebulun Permit Area, adjacent to and to the east of Zion’s Asher-Menashe license area, covering approximately 165,000 acres. Zion’s total petroleum exploration rights area is approximately 327,000 acres.

FORWARD LOOKING STATEMENTS: Statements in this communication that are not historical fact, including statements regarding Zion’s planned operations, geophysical and geological data and interpretation, anticipated attributes of geological strata being drilled, drilling efforts and locations, the presence or recoverability of hydrocarbons, sufficiency of cash reserves, ability to raise additional capital, timing and potential results thereof and plans contingent thereon are forward-looking statements as defined in the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion’s periodic reports filed with the SEC and are beyond Zion’s control. These risks could cause Zion’s actual performance to differ materially from the results predicted by these forward-looking statements. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

NOTICE

Zion Oil & Gas, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about Zion Oil & Gas and its offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Zion Oil & Gas will send you the prospectus if you request it by calling toll free 1-888-TX1-ZION (1-888-891-9466).

Zion’s homepage may be found at: www.zionoil.com

Contact:
Zion Oil & Gas, Inc.
Mike Williams, 214-221-4610
dallas@zionoil.com